                                                                    EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70203, 333-73053 and 333-45276) and in the
Registration Statements on Form S-3 (No. 333-82126) of King Pharmaceuticals, Inc. of our report dated March 15, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 15, 2005 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 15, 2005